 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

TIER TECHNOLOGIES

Moderator: Ronald Rossetti
February 9, 2010
5:00 pm EST

Operator:	Good afternoon. I would like to welcome everyone to the Tier Technologies’ First Quarter Earnings Conference call for fiscal year 2010.

All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number one (1) on your telephone keypad. If you would like to withdraw your question, press star then the number two (2) on your telephone keypad.Thank you.

Ms. Bowman, you may begin your conference.

Liz Bowman:
Good afternoon.  My name is Liz Bowman, Tier Technologies’ Director of SEC Reporting.   At this time, I would like to welcome everyone to the Tier Technologies’ earnings conference call for the quarter ended December31, 2009.  Today’s call is scheduled for one hour.

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

After the market closed today, we issued a press release announcing Tier's financial results for the first quarter ended December 31, 2009.   This afternoon, we issued a copy of the text of today’s call (not including the Q&A) and accompanying presentation which includes charts that will be referenced during this call.  A copy of these materials can be found in the Investor Relations section of our web site, www.tier.com.

We invite shareholders and analysts who wish to speak to management about the Company and its performance to schedule a meeting by contacting our CFO, Ron Johnston, at 571-382-1333 or rjohnston@tier.com.

A taped replay of this call will be available on the Company's web site beginning Wednesday, February 10, 2010 at 5:00 pm Eastern Time until 11:45 pm Eastern Time on February 23, 2010.  Alternatively, you can hear a replay by dialing (800) 642-1687 and entering the conference ID number 54925076.

I want to remind you that various remarks that we make about the Company's future expectations, plans, and prospects constitute forward-looking statements for

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995.

The forward-looking statements discussed on this call represent management's current expectations about the Company's future financial performance based on the information available to us today.

This information may change and our actual results may differ materially from these forward-looking statements. We undertake no obligation to update any such forward-looking statements.

There are numerous risks and uncertainties that affect our business and may affect these statements, including but not limited to: general economic conditions, which affect our financial results in all our markets, which we refer to as “verticals”, including our property tax vertical; the timing and the cost of consolidating our payment processing platforms;   failure to achieve anticipated gross margin levels due to unanticipated costs incurred in transaction-based projects; increasing competition; timing; the Company's ability to realize revenues from its business development opportunities; changes in laws and government regulatory compliance requirements; ability to attract and retain qualified personnel; and other risk factors that are set forth in

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

our SEC filings. In this call, references to “the quarter” or “the first quarter” refer to quarter ended December 31, 2009.

IMPORTANT INFORMATION

Tier Technologies, Inc. plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its 2010 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2010 Annual Meeting when it becomes available, because it will contain important information.  Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Tier files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Tier by directing a request to Tier Technologies, Inc., Attn: Corporate Secretary, Keith Omsberg, 10780 Parkridge Blvd., 4th Floor, Reston, VA  20191.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Tier, its directors and named executive officers may be deemed to be participants in the solicitation of Tier’s security holders in connection with its 2010 Annual Meeting.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Tier’s Annual Report on Form 10-K for the year ended September 30, 2009 filed with the SEC on November 10, 2009, as amended

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

by an amendment to the Form 10-K filed with the SEC on January 28, 2010, as well as its upcoming Proxy Statement for the 2010 Annual Meeting (when available).  To the extent there have been changes in Tier’s directors and executive officers, such changes have been or will be reported on Current Reports on Form 8-K filed with the SEC.  To the extent holdings of Tier securities have changed since the amounts printed in the amended Form 10-K, such changes have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC.

With me on the call are Nina Vellayan - EVP and Chief Operating Officer; Ron Johnston - Chief Financial Officer; and Keith Kendrick - SVP of Strategic Marketing.  Today’s call will begin with Ron Rossetti, Chairman and Chief Executive Officer.  Ron.

Ronald Rossetti:
Thank you, Liz, and good afternoon.  Let me outline the agenda for this call.  First, I will provide a brief update about our upcoming annual meeting, then a review of our financial performance during the first quarter of fiscal year 2010, and then I will provide a strategic update on our progress in the biller direct market with our Electronic Payments Solutions, or EPS business.  For an update on our progress against our goals, I have asked Nina Vellayan, our EVP and COO, to

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

provide details regarding our recent operating results and plans for the immediate future.

Next, Ron Johnston will cover our financial results for the quarter.  Following Ron’s remarks, I will open the call to your questions.

Let me give you a brief update about our upcoming annual meeting, which is scheduled for April 8, 2010.  As you know, the Company and Parthenon Capital have agreed that Zachary Sadek will be included on the Company’s slate for election to the Board at our annual meeting.  We filed a Form 8-K announcing that arrangement on January 11.  Discovery Group sent us a letter on January 6, notifying us that they might nominate candidates for election to our Board at the annual meeting.  Both the Company and Discovery Group recognize that a proxy contest would be costly and disruptive.  We’re talking to Discovery Group about a possible amicable resolution.  Given the current status of those talks, I can’t say anything more about this now.  We will update you when we can.

I am pleased to report that for the first quarter, Tier has reported positive adjusted EBITDA from Continuing Operations of $1.3 million as compared with a loss of $(100,000) in the prior year quarter, for an improvement of

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

$1.4 million.  Ron Johnston will provide additional information on our use of adjusted EBITDA from Continuing Operations and other non-GAAP financial measures later in the call.

Even in these difficult economic conditions, where over 60 percent of our EPS revenue is directly tied to collecting a portion of the tax due and where we continue to experience revenue declines from prior periods, we believe that our strategy for improved margins is beginning to prove itself.  During the quarter, while we increased EPS Gross Revenue by $3.7 million, or 13.0%, we grew EPS Net Revenue at a faster rate: an increase of $2.2 million, or 29.2%.  Please see Chart  5.

These improvements are the result of increasing our profitability per transaction and driving substantial growth in the number of transactions we process, while reducing overhead and holding platform costs relatively flat, thereby creating margin expansion in both EPS Net Revenue and adjusted EBITDA from EPS Operations.  For the quarter ended December 31, 2009 our EPS transactions grew by 65.0% and our EPS gross margin (gross sales less direct and other costs) increased by 270 basis points.

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

There are two points about our financial performance I would like to bring to your attention:  (1.) the quality of our earnings is improving; and (2.) the leverage in our fixed-cost platform is now becoming evident in our financial results.

Quality of earnings:   A greater portion of our adjusted EBITDA from Continuing Operations is from our EPS business.  During the quarter, adjusted EBITDA from EPS Operations grew to $773,000 from a loss of ($1.0) million for the same quarter last year, or an improvement of $1.8 million.  Our wind-down operations saw adjusted EBITDA decline from $877,000 in the first quarter of FY2009 to $482,000 in this quarter, or a decline of $395,000.  Overall, adjusted EBITDA from Continuing Operations increased to $1,255,000 for the quarter, an increase of $1,387,000 over last year’s quarter, of which 128 percent of the improvement is attributable to the growth in our core EPS business.  Chart 7 provides a breakdown of adjusted EBITDA contribution for the first quarters of FY 2010 and FY 2009.

Leverage of our platform:  Our EPS Gross Revenue grew 13.0 percent for the quarter as compared with the prior year quarter.  Our EPS Net Revenue for the quarter grew 29 percent, or $2.2 million over the prior year period, and importantly, adjusted EBITDA from EPS Operations grew by

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

$1.8 million.  Stated differently, we delivered 82% of our increase in EPS Net Revenue through to adjusted EBITDA from EPS Operations. This result is proof of our strategy to drive an increasing number of transactions across a fixed-cost platform to produce stronger economic performance.

In spite of a difficult economy, we continue to see strong market evidence of the long term health of the biller direct category.  First, as Nina will detail later, we continue to sign new clients at roughly the same pace as we have for the last few years.  Second, our analysis of the bill payment market shows that the bill payment market is approximately $4.5 trillion, or more than 45 percent of the $9.9 trillion personal consumption expenditures in the United States.   Please see Chart 8.  Third, independent market research firm AITE recently updated its market assessment for the biller direct market.  In Chart 9, you can review their forecast which shows consumer bill payment trends for 2009-2012:

•	bill payment by mail declines 11 percentage points,

•	consolidator/bank web site payments growing by 4 percentage points, and

•	the biller direct category growing the most - from 24% to 31% of all bill payment transactions.

Driving this trend is the desire of billers to maintain their customer relationships, the breadth of payment choices that

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

biller direct channels can provide, and certain consumer demographic groups who chose to deal directly with those they owe funds rather than trusting their bill payments to a single, third party.

I’ll now turn the call over to Nina Vellayan to provide additional information about our activities in sales, marketing, and operations.

Nina Vellayan:

Thank you, Ron, and good afternoon everyone.

During the rest of fiscal 2010 we intend to focus on the following key objectives:

• Continue consolidation of our various platforms;
•	Add new products, payment options and payment channel delivery;
•	Increase share in the biller direct market;
•	Maintain financial stability; and
•	Improve profitability.

Consolidation of platforms:  We intend to continue with our platform consolidation efforts started in fiscal 2009.  We completed the consolidation of our back-office operations in

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

FY 2009 and the consolidation of our datacenters is on schedule.  Our primary datacenter in Norcross, GA is fully operational with our Tulsa site serving as our Disaster Recovery site.  We have completed successful load tests of our new environment to more than four times our peak volume and we are on schedule to provide an ACTIVE/ACTIVE environment in the coming months.  With our back office consolidation complete and our datacenter consolidations on schedule, we are focusing on unifying our payment platforms.  This process will ultimately result in one payment platform which will allow us to hold costs relatively fixed while increasing the number of transactions processed.  As a result, we expect that we will be able to increase our margin per transaction.  The unified platform will also support and accelerate the deployment of new products, payment choices, and payment channels.  We are targeting most of this effort to be completed during calendar 2010 and it is this effort that will provide further cost reduction opportunities in calendar 2011 and beyond.

Add new products, payment choices, and payment channel delivery:    During the quarter our sales team began introducing our top clients to our new solutions vision for Official Payments.  This solutions vision provides a broader value proposition for our clients and their customers as we begin adding new products, payment choices and payment

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

channels.  Chart 10 provides an overview of a Biller Direct Solutions offering.  Our newest payment channel, walk-up locations for cash payment of bills, offers a new end-user option that we anticipate will eventually exceed 12,000 walk-up locations and open cash acceptance for our billers through Official Payments for the first time.  We believe this is a major opportunity for our clients since approximately 20 percent of personal consumption expenditures are still paid in cash.

On January 1, 2010 we began acceptance of Bill Me Later with our lead client, the IRS, and we are offering this payment choice to our State and Local clients as well. Additional payment choices will be offered to current and new clients throughout this year.  We are constantly exploring ways to enhance our payment solutions for our existing clients as well as attracting new clients.

Increase share in the biller direct market:  Over the last several months we have introduced a broad and significant solutions strategy that provides payment services for Web, automated Interactive Voice Response, or IVR, call center and point-of-sale, or POS, environments.  We offer our clients a front-end platform designed expressly for the biller direct market with a single source solution that simplifies electronic payment management.  Our solutions include

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

multiple enhanced payment services, including consolidation of income payments, bill presentment, convenience payments, installment payments and flexible payment scheduling.  We also offer our clients a range of payment choices including credit and debit cards, electronic checks, cash and money orders, and emerging payment methods to meet the needs of their customers.  By utilizing our solutions, clients can reduce, if not eliminate, their time and expense devoted to management and expense of payment technology, and compliance with PCI data security requirements and other payment industry standards.  An overview of how our front-end platform interfaces with the payment processing industry appears in Chart 11.

We have increased resources and marketing programs directed at these fastest growing, stronger margin verticals:  Education and Utilities.  In Education, we added Coastal Carolina College in North Carolina, Western University of Health Sciences, and California College of the Arts in California will begin collecting tuition and fees this Spring.  We are continuing the momentum we developed in our Utility vertical from last year and signed 24 new municipal utilities during the quarter.  During the quarter, we continued our long established leadership in the government vertical including adding an agreement with Clarke County, GA and

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Lancaster County Tax collections in Pennsylvania.   Additionally, we renewed our agreement with the State of Pennsylvania to collect various personal and business taxes and were awarded a contract following an RFP process for state tax collections in the State of Illinois, an important statement of confidence by officials in Illinois, a ten year client of ours.    In total we added 123 new payment types for the quarter.  It is these types of consistent, ongoing wins that are driving our diversification and strength in categories beyond government tax collections.  Our market leading footprint now reaches to all 50 states and the District of Columbia.  Our vertical coverage is summarized in Chart 12.

Our success in developing new markets is clearly detailed in Chart 13.  Real Property Tax is now our largest vertical even though we experienced a lower rate of growth in that vertical than in previous years.  The continued expansion of our Education and Utility verticals has established these categories as full scale markets for Tier.

As a part of the strategic review, we committed to shift from a sales to a market-based strategy.  We have started an ongoing upgrade of our strategic information systems to allow us to establish direct relationships with end-users of the company’s services allowing us to grow transactions across multiple verticals and deepen the strength of our primary brand, Official Payments.  One of the first areas of

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

focus was to establish direct relationships with end-users by introducing an expanded My Account functionality and presenting it with a persistent presence throughout our branded website.  A screen shot appears in Chart 14.  Performance continues to be strong; in Q1 we added almost 160,000 new accounts, bringing our total end user registrations to more than 1.5 million.  Opt-in registrations for direct relationship marketing increased more than 126,000.  In the year since the enhanced service and presentation was introduced, our new My Account registrations have increased more than 230 percent and Opt-in registrations by more than 550 percent.  As we enter this tax season, we are making new investments in online marketing with our strategic partners and in social media through the introduction of the Official Payments Blog Spot.

Maintain financial stability:  With the current market conditions, financial stability is critical to the success of any company.  Tier is dedicated to pursuing profitable growth.  Growth in some cases includes additional costs attributable to acquisitions or expenses to enhance processing technology.  Investments are carefully analyzed before we commit funds to any new internal or external opportunity.

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Improve profitability:  All of the key objectives above are directed toward our overriding goal, to reach and continuously increase the profitability of Tier.

I look forward to addressing your questions later on this call.  For now, I'll turn the call over to Ron Johnston to discuss the first quarter financial results.

Ron Johnston:	Thanks, Nina.

Results from Continuing Operations for the quarter reflected total revenues of $32.8 million, up 10.2% from the same quarter last year.

During the quarter, we processed over $2.2 billion of payments, which represent a 23.8% increase versus the same quarter last year.  This increase was driven by a 65.0% increase in transaction volume.

EPS Gross Revenue for the quarter was $31.9 million.  Revenue growth of 13.0% in EPS was driven by increases in payments processed for educational institutions and the continued effect of the ChoicePay acquisition.

Gross margin for Continuing Operations, which we calculate by subtracting our direct costs from our gross revenues, was

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

26.5% for the first quarter which was 1.9% higher than the same quarter last year.  Gross margin in our EPS business was 25.3%, up approximately 270 basis points from the same period last year.

General and administrative expenses for Continuing Operations were $6.3 million for the quarter, down (9.1%) compared to the same quarter last year.  The decrease in G&A was attributable primarily to cost reduction actions, partially offset by the addition of the ChoicePay operations and strategic spending on production platform redesign and enhancement.

Selling and marketing expenses were $1.6 million for the quarter, up 21.7%, primarily due to onetime benefits from compensation plan adjustments initiated in the first quarter of last year.

Our consolidated net loss per fully diluted share in the quarter was ($0.04) compared to a loss of ($0.26) per fully diluted share in the same quarter last year.  A consolidated statement of operations appears in Chart 15.

We define EPS Gross Revenue as revenue from Continuing Operations less revenue from our Wind-down operations, and EPS Net Revenue as revenue from Continuing

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Operations less revenue from our Wind-down operations, discount fees, processing and interchange costs. Chart 5 provides a reconciliation of revenue from Continuing Operations to EPS Gross Revenue and EPS Net Revenue for the three months ended December 31, 2009 and 2008.

We define adjusted EBITDA from Continuing Operations as net income from Continuing Operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash and adjusted EBITDA from EPS Operations as net income from our EPS business before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.  Chart 6 and Chart 7 provide a reconciliation of net income from Continuing Operations to adjusted EBITDA from Continuing Operations and adjusted EBITDA from EPS Operations for the three months ended December 31, 2009 and 2008.

EPS Gross Revenue, EPS Net Revenue, adjusted EBITDA from Continuing Operations and adjusted EBITDA from EPS Operations are non-GAAP financial measures.  See Charts 5, 6 and 7 for the supporting financial schedules and reconciliation to GAAP figures.  Tier’s management believes these non-GAAP financial measures are useful for

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

evaluating performance against peer companies within our industry, and provide investors with additional transparency to financial measures used by management in its financial and operational decision making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with GAAP.  Tier’s definitions used to calculate non-GAAP financial measures may differ from those used by other companies.  We have compared our definitions to other public companies and have found ours to be generally consistent.

Turning to the balance sheet, our cash and marketable securities balance at December 31, 2009 was $65.1 million.  The balance sheet appears in Chart 16.

The Company’s headcount at December 31, 2009 was 209 and there were various contractors providing services totaling 27 individuals.

Lastly, I want to mention that our Form 10-Q will be filed before the market opens tomorrow with the Securities and Exchange Commission.  We encourage all of you to review the statements and notes in order to better understand our current operations.

Now, Ron Rossetti has a few concluding remarks.

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

Ronald Rossetti:

Thanks Ron.

Looking ahead, we will continue our policy of not providing guidance on revenue growth.   While we are not providing revenue or earnings guidance for fiscal year 2010, we do expect to see transaction growth to 20 million transactions, an increase of about 5 million transactions, or approximately 33%. Chart 17 offers an overview of our historical EPS revenue and transaction trends.

Our federal, state and local tax-based businesses, which still represent more than 60% of our business, have experienced low to negative growth for more than a year which is a departure from prior year trends.  This reduced growth has come in spite of the increase in the number of tax forms processed, an increase in the number of new government clients, and the introduction of additional payment options.  We expect this softness to continue until the general economic environment improves or tax rates are increased by legislative bodies, or both.

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

As you reflect on our progress against our strategy, I would urge each of you to consider the following:

•
Nina’s comment that as we complete our new platform, we expect to have a fixed cost base over which to drive an ever increasing number of transactions, thus improving our margin contribution;  our results during the last several quarters testify to this point.  We are now at an inflection point where we believe a substantial portion of our incremental net revenue over our breakeven point, after interchange and processing expenses, will fall directly to the bottom line.

•
In combination with platform cost reductions we continue to seek additional areas of other cost efficiencies throughout the company.  We have focused our sales and marketing programs to continue our leadership position in the government segment while accelerating our growth in our non-government verticals to diversify and strengthen the long-term health of Tier.

•
This point could not be clearer than to note that in spite of the decline in our government-based business, which was affected by unprecedented economic times, our company was able to grow EPS Net Revenue and improve operating margins greater than our gross sales increase.  That is precisely the commitment management made to

 Exhibit 99.2
TIER TECHNOLOGIES
Moderator: Ronald Rossetti

•
our investors when we embarked on this strategy in 2007.  A return to normalcy in the government markets should only enhance your investment.  I and the team on this call believe that the initiatives that we are pursuing offer the best means for increasing long-term value for all of our shareholders.

Liz Bowman:
Thank you, Ron.  As I mentioned at the beginning of this call a copy of the text of this call and accompanying Charts are posted in the Investor Relations section of our website at www.tier.com.  We invite shareholders and analysts who wish to speak to management about the Company and its performance to schedule a meeting by contacting our CFO, Ron Johnston, at 571-382-1333 or rjohnston@tier.com.  Thank you.  This concludes our earnings release call for the first quarter of FY2010 for Tier Technologies.